Exhibit 99.3

Torchlight Energy Resources Torchlight and Metamaterial Definitive Merger Agreement Conference Call December 14, 2020

Torchlight Energy Resources – Torchlight and Metamaterial Definitive Merger Agreement Conf Call, December 13, 2020

C O R P O R A T E  P A R T I C I P A N T S

Derek Gradwell, Integrous Communications

John Brda, Chief Executive Officer, Torchlight Energy Resources

George Palikaras, Chief Executive Officer, Metamaterial Inc.

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to Torchlight Energy Metamaterial Merger Conference Call. During today’s presentation all parties will be in a listen-only mode. This conference is being recorded today.

I would now like to turn the call over to Derek Gradwell from Integrous Communications. Please go ahead.

Derek Gradwell

Thank you, Operator, and all of you for joining us today. On the call, we will be reviewing the announced Torchlight and Metamaterial’s business combination and taking a deeper dive into Metamaterial’s growth initiatives. I will be introducing the management from Torchlight Energy Resources, which trades on the NASDAQ exchange under the symbol TRCH, and Metamaterial Inc., listed in Canada under the ticker MMAT.

On the call today are Torchlight’s CEO John Brda, and Metamaterial’s CEO George Palikaras.

I’d like to remind viewers and listeners that during this presentation prepared remarks may contain forward-looking statements which are subject to risks and uncertainties, therefore, both companies claim the protection from the Safe Harbor for Forward-Looking Statements that is contained in the Securities Litigation Reform Act of 1995. Forward-looking statements related to the businesses of Torchlight Energy Resource and its subsidiaries, as well as Metamaterial Inc. and its subsidiaries may be identified by commonly used forward-looking terminology. These statements involve unknown risks and uncertainties, including all business-related risks that are more detailed in both companies’ filings with the SEC and SEDAR.

For more information related to today’s presentation, please review the joint press release announcement that was distributed previously.

At this time, I would like to turn the call over to John Brda, CEO of Torchlight Energy, and he will provide opening remarks. John.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Torchlight Energy Resources – Torchlight and Metamaterial Definitive Merger Agreement Conf Call, December 13, 2020

John Brda

Thank you, Derek.

Hello and thank you everyone for joining this call to discuss the signing of our Definitive Plan of Arrangement Agreement between our two companies. I’m excited to join George in discussing our plans for the combined companies going forward, including expected timeframes and closing process, as well as the future growth initiatives and business of Metamaterial Inc., which will be reviewed by George Palikaras, META’s CEO.

To start, Torchlight is currently and will be continuing our efforts to sell the Torchlight Energy oil and gas assets in a timely fashion. As you may have read, we have sold our interest in the Winkler assets and we are in the flowback process on the recently drilled Hazel well where we are in a purchase and sale agreement pending those results.

The much larger interest and flagship Orogrande asset continues to be our main focus and we look forward to finding the right partner for that project while participating in the compelling growth initiatives that Metamaterial Inc. is working on alongside our shareholders.

For all of you that have been involved in the Torchlight story for some time, myself, our chairman Greg McCabe and the Torchlight board want to personally thank you for your patience and support.

Currently, the timing of the closing is intended to be in February of 2021. Each company will need to file their own proxy statement for its shareholders to vote on the transaction, and ultimately, NASDAQ will have to approve the transaction as well.

All remaining details can be found in the press release and on the 8-K that was filed concurrently.

We will not be taking questions on today’s call as we are in a quiet period until closing, but look forward to addressing many of the questions that we have received to date and provide the future growth plans for our combined entity.

With that, I am pleased to be joined by George Palikaras, META’s CEO, for today’s call, and he will take it from here. George, go ahead.

George Palikaras

Thank you very much, John.

It’s great to be with everyone and I would like to remind you that our presentation will contain forward-looking statements as mentioned.

As John mentioned, the final step of combining our business with Torchlight assumes a closing in Q1 2021. Once we obtain a national exchange listing in the United States, we expect that META will gain value and better access to the capital markets.

NASDAQ is the world’s premier technology exchange. It will provide us with the best platform to expand awareness of META on the global stage. It will also help to realize the value of our portfolio of innovative and sustainable products.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Torchlight Energy Resources – Torchlight and Metamaterial Definitive Merger Agreement Conf Call, December 13, 2020

This transaction will strategically allow us to pursue a broader range of opportunities and attract additional world-class talent. I am very pleased and believe that the combined company will be positioned to take full advantage of more than $60 million of investments made over the last 10 years in technology and people.

META has built a technology platform with disruptive potential. We have protected our technology with broad patents internationally as well as with a growing number of trademarks. Our breakthrough products have the potential to address multi-billion dollar opportunities in diverse industries such as aerospace, automotive, consumer electronics, energy and medical devices.

In order to understand what META does, I need to take step back. The science of Metamaterial has evolved rapidly over the last couple of decades. It has produced exciting fundamental science and a wide range of technological advances that have the potential to make a big difference in everyday life. In particular, one of the things that I’m most excited about is how Metamaterial offers the promise to change the way we use, interact and benefit from light and other sources of energy, and it’s only now that we are able to manipulate light at the nanoscale at the right cost, and thinking ahead, solving global challenges that are sustainable.

META has built a manufacturing infrastructure in a purpose-built manner that has driven scale, cost and other advantages including sustainability with (inaudible) capacity to meet demands of the global OEM customers we work with.

Our business model relies on a balanced mix of nonrecurring engineering services and projects. Those provide funding and insights for future generation product offerings as well as business-to-business sales and volume products for long-term OEM contracts.

We have been fortunate to attract multiple millions of dollars in nondilutive government funding over the last several years with additional capital available to us.

Our team is composed of a blend of highly skilled scientists, engineers, as well as seasoned business professionals with deep experience in growing businesses that rely on technology driven partnerships.

So, on this next slide you will see our platform technology. It’s all about controlling light and electricity and other forms of energy which all have played key roles in technological advancements throughout human history. Advances in these technologies, for example wireless communications, lasers, computers, have all made possible by challenging our understanding of how light and matter interact, and how can we possibly manipulate them?

At META, we design and fabricate metamaterials and other functional materials. These are complex structures and they are patterned in ways that outperform traditional coatings, traditional products, and I’ll give you a couple of examples, one of which is transparently blocking a specific color of light, or invisibly heating a window in a car. These functions more generally include manipulating light, heat and electromagnetic waves in unusual ways.

Our technology platform relies on specialty materials like polymers and nanoscale metals which they are working along or in concert to achieve the ultimate performance and management of light and energy. We use state of the art software and machine learning technology, AI, to design our manufacturing products. We use state of the art software and machine learnings technology to design new products as well as increase the performance of existing products.

Our efforts result in a number of critical advantages over our competitors, including lower production costs, flattened, scalable manufacturing, high performance yield, precision manufacturing scale, higher customizable designs, and basically production that can be done in minutes versus hours and days. We use sustainable raw materials in our process that can still outperform rare earth metals and be able to create more with less.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Torchlight Energy Resources – Torchlight and Metamaterial Definitive Merger Agreement Conf Call, December 13, 2020

In this next slide, we talk about our intellectual property.

META is committed to aggressively protect our know-how and our IP which we have created over the last 10 years. We currently have 89 filed patents spanning 28 patent families out of which 21 of those families have already been granted. We continue to build an IP portfolio and ringfence our activities to defend our technology to the fullest.

What about the market opportunity?

Although this is a nascent market and new—relatively—technology, Metamaterial is projected to represent $4.2 billion revenue opportunity by the year 2025 according to the analysts. As you can see in this graph, it’s broken down between solar, aerospace, consumer electronics and this is all growing at the higher rate. We see more than 40% CAGR year-over-year.

In this slide, I would like to discuss about the growing applications. I mentioned that they are broad. As you can see here, our products are applicable to a large number of areas that are right for disruptive technology. We are extremely enthusiastic about the fundamental improvements of our technology and what they can offer in these large and growing market segments.

Let’s start with consumer electronics. Here are a few examples of the exciting opportunities for META in consumer electronics, a market that is in excess of $3 billion by 2025. We apply our lithography and holographic technology from a number of applications, for example, electromagnetic shielding, which can enable a fully transparent door on a microwave oven without not only sacrificing safety but actually doubling the safety at the same time.

Another application in consumer electronics is augmented reality. As you know, augmented reality and virtual reality is an opportunity when it comes to smart eyewear, however, it requires low-cost, high-quality products that are currently at different stages of maturity. Our technology relies on specialty polymer materials that are photosensitive and we have built proprietary manufacturing tools to produce high volume, lightweight, durable smart lenses and eyewear.

The third example is the use of our technology to deliver transparent antennas. Take a look, for example, at the latest cell phones and the advent of 5G within buildings and automobiles. 5G requires an extensive infrastructure and what better way of showcasing what we can do than creating an almost invisible antenna that is 99% transparent, that you can basically incorporate on any glass or transparent surface, whether it’s your phone, your window at home or your window on your car.

Talking about automotive, as you can see here, this is another area of exciting developments. The global automotive industry is rapidly evolving. We have the electrification, the automation and the technology to manage safety concerns, and we have mega trends such as autonomous vehicles.

When it comes to sensing, when it comes to displays, when it comes to deicing and defogging, these are all billion-dollar opportunities for our technology. These are three examples on this slide that highlight just a few areas we are working on with our OEM partners.

Another area of interest for our business is medical devices. Even though this is in a highly regulated environment, META has been working over the last 10 years developing point-of-care next generation diagnostics and remote monitoring which crucially depend on data, accuracy and reliability, as well as sensitivity and specificity for what you are measuring. META’s technology allows an enhancement, it allows to measure physiological signals with superior accuracy, specificity and sensitivity.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Torchlight Energy Resources – Torchlight and Metamaterial Definitive Merger Agreement Conf Call, December 13, 2020

Our results have been captured in multiple scientific journals and we have done human and animal trials showcasing and accelerating our efforts towards this rapidly evolving and attractive space.

META’s mission is to ensure that we offer not only performance improvements and cost advantages but also sustainability. One example of how we do better for the environment is for indium tin oxide which is a commonly used metal in competitive products to ours. We are doing all we can to replace ITO with our proprietary nanostructures. If you are wondering why ITO needs to be replaced, what we can tell you is that indium is a precious metal that is very difficult to mine. It is not considered a rare earth metal, however, it is scarce. Reducing and replacing indium with something that is a commodity like copper or alumina, not only will lower mining waste, it will reduce raw materials used in any of these products. For instance, our coatings are about 10 times to 20 times thinner than an indium tin oxide typical coating and at the same time it outperforms indium tin oxide. Further, the switch will minimize air and water pollution and significantly reduce energy consumption and water consumption.

Taking advantage of our technology enables us to deliver these benefits while still delivering orders of magnitude improvement in product performance, which has led and earned us the 2019 Global Cleantech 100 Award.

To summarize, we believe that this business combination with Torchlight will enable our combined company to take full advantage of the skills, the experience of our team, bring our technology to the global market opportunity that is available to us, and we look forward to completing the transaction, continuing to grow META and delivering value to all of our stakeholders.

I just wanted to extend my appreciation. Thank you, Greg, for all the work you’ve done on this deal. And thank you for making sure that all shareholder interests are aligned. Thank you for your time today.

John Brda

In closing, George, thank you for your time and your information today. I am sure our shareholders at Torchlight are going to enjoy getting to know you over the next couple of months, and they’re going to also have a chance to get to know Metamaterial better. I look forward to announcing the finality of this merger when appropriate in the first quarter of next year.

To all of our Torchlight shareholders, please take a look at metamaterial.com and educate yourself on what’s going on with this company. I think you’re going to be very pleased with this effort.

Thank you very much.

Operator

This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.

***

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Torchlight Energy Resources – Torchlight and Metamaterial Definitive Merger Agreement Conf Call, December 13, 2020

Additional Information and Where to Find It

Torchlight Energy Resources, Inc. (“Torchlight”) and Metamaterial Inc. (“Metamaterial”) will prepare a proxy statement for Torchlight’s stockholders to be filed with the SEC. The proxy statement will be mailed to Torchlight’s stockholders. Torchlight and Metamaterial urge investors, stockholders and other interested persons to read, when available, the proxy statement, as well as other documents filed with the Securities and Exchange Commission, because these documents will contain important information about the proposed business combination transaction. Such persons can also read Torchlight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. Torchlight’s definitive proxy statement will be mailed to stockholders of Torchlight as of a record date to be established for voting on the transactions described in this report. Torchlight’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: John A. Brda, President of Torchlight Energy Resources, Inc., 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093; e-mail: john@torchlightenergy.com. These documents, once available, can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in Solicitation

Torchlight, Metamaterial and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Torchlight stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Torchlight’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 16, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Torchlight’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of Torchlight’s and Metamaterial’s participants in the solicitation, which may, in some cases, be different than those of Torchlight’s and Metamaterial’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com